Exhibit 99.1

Workday Promotes Doug Robinson to Co-President and Barbara Larson to Chief Financial Officer
Company Continues to Invest in Proven Leaders to Accelerate Growth

PLEASANTON, Calif., Nov. 18, 2021 -- Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced continued investment in proven leaders to help accelerate growth, with the promotion of Doug Robinson to co-president and Barbara Larson to chief financial officer (CFO). In his role, Doug will help further accelerate the company’s global sales efforts as he serves alongside Workday Co-President Robynne Sisco. As CFO, Barbara will oversee the company’s finance functions, including accounting, tax, treasury, planning, and investor relations.
Doug will be co-president effective immediately and will focus on continuing to grow the Workday customer community with a deeper focus on acceleration and international expansion of Workday momentum across finance, HR, planning, and spend management. Doug joined Workday in 2010 and has held various sales leadership positions at the company before becoming executive vice president of global sales in Feb. of this year.
As CFO, effective Feb. 1, 2022, Barbara will lead the Workday finance functions, in addition to partnering on the Workday Financial Management product and business strategy. Barbara joined Workday in 2014 and has held several finance leadership positions at the company, including most recently as senior vice president of accounting, tax, and treasury. Prior to that role, Barbara was general manager of Workday Financial Management, where she oversaw the company’s financial management applications.
Doug will continue reporting to Workday Co-CEO Chano Fernandez and Barbara will continue to report to Workday Co-President Robynne Sisco. In her role as co-president, finance, global procurement, and internal audit will continue to report into Robynne.

Comments on the News

“We continue to invest in proven leaders like Barbara and Doug who reflect who we are as a company—living our core values in the way they innovate and lead,” said Aneel Bhusri, co-founder, co-CEO, and chairman, Workday. “I’m confident that Barbara, with her vast experience across corporate finance and financial products, and Doug, with his deep knowledge of the market and industry needs, will help accelerate our growth and inspire our teams as we scale.”

“I’ve long admired Doug and Barbara for their commitment and the great thinking they bring to everything they do, which is why they’ll be so instrumental in helping us grow while staying true to our culture and employee and customer needs,” said Chano Fernandez, co-CEO, Workday. “We have only just scratched the surface of the incredible opportunity in front of us, and I couldn’t be more optimistic about our future with experienced leaders like Barbara and Doug helping us extend the value we bring to some of the world’s largest organizations.”

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world. Workday applications for financial management, human resources, planning, spend management, and analytics have been adopted by thousands of organizations around the world and across industries—from medium-sized businesses to more than 50% of the Fortune 500. For more information about Workday, visit workday.com.

© 2021 Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s plans, beliefs, and expectations. These forward-looking statements are based only on currently available information and our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to, risks described in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-Q for the fiscal quarter ended October 31, 2021, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.
Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

Investor Relations Contact:
Justin Furby
IR@Workday.com

Media Contact:
Nina Oestlien
Media@Workday.com